UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 9, 2023

Date of Report (Date Earliest Event Reported)

NRG ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

910 Louisiana Street Houston Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 537-3000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

This Current Report on Form 8-K (this “Current Report”) is being filed in connection with the closing on March 10, 2023 (the “Closing Date”), of the acquisition of Vivint Smart Home, Inc., a Delaware corporation (“Vivint”), by NRG Energy, Inc., a Delaware corporation (the “Company”), pursuant to the previously disclosed Agreement and Plan of Merger, dated as of December 6, 2022 (the “Merger Agreement”), by and among the Company, Vivint and Jetson Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub merged with and into Vivint (the “Merger”), with Vivint surviving the Merger as a wholly-owned subsidiary of the Company.

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Secured First Lien Notes due 2033

On March 9, 2023, the Company completed the sale of $740.0 million aggregate principal amount of 7.000% senior secured first lien notes due 2033 (the “Notes”) pursuant to the terms of a purchase agreement, dated March 2, 2023, among the Company, the guarantors named therein and the initial purchasers named therein (the “Initial Purchasers”). The Notes were issued under a base indenture, dated December 2, 2020 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated March 9, 2023 (the “Supplemental Indenture”), among the Company, the guarantors named therein and the Trustee. The Supplemental Indenture and the forms of the Notes provide, among other things, that the Notes will be senior secured first lien obligations of the Company and the guarantors. The sale of the Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes were sold on a private placement basis to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S promulgated under the Securities Act.

The Notes are guaranteed by each of the Company’s current and future subsidiaries that guarantee indebtedness under its credit agreement. The Notes are secured by a first priority security interest in the same collateral that is pledged for the benefit of the lenders under the Company’s credit agreement and existing senior secured notes, which collateral consists of a substantial portion of the property and assets owned by the Company and the guarantors. The collateral securing the Notes will be released at the Company’s request if the senior unsecured long-term debt securities of the Company are rated investment grade by any two of the three rating agencies, subject to reversion if such rating agencies withdraw such investment grade rating or downgrade such rating below investment grade.

The foregoing description is qualified in its entirety by reference to the full text of the Base Indenture, the Supplemental Indenture and the forms of the Notes, copies of which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report and each of which is incorporated by reference into this Item 1.01.

Series A Preferred Stock

On March 9, 2023, the Company completed the sale of 650,000 shares of its 10.25% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, with a $1,000 liquidation preference per share (the “Series A Preferred Stock”), pursuant to the terms of a purchase agreement, dated March 2, 2023, between the Company and the initial purchasers named therein. The Company received aggregate gross proceeds of $650.0 million in connection with the sale and issuance of the Series A Preferred Stock. The sale of the shares of Series A Preferred Stock was not registered under the Securities Act, and the shares of Series A Preferred Stock were sold on a private placement basis to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S promulgated under the Securities Act.

The terms of the Series A Preferred Stock are set forth in a certificate of designation (the “Certificate of Designation”) filed with the Secretary of State of the State of Delaware on March 9, 2023. The Series A Preferred Stock is not convertible into or exchangeable for any other securities of the Company. The Series A Preferred Stock is a new class of security that ranks senior to the Company’s existing common stock with respect to dividend and distribution rights. Holders of the Series A Preferred Stock generally have no voting rights, except for limited voting rights as set forth in the Certificate of Designation. Such limited voting rights include, without limitation, voting rights with respect to any amendment to the Company’s certificate of incorporation that would be adverse to any of the rights, preferences or privileges of the Series A Preferred Stock.

The foregoing description is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 10, 2023, under the terms of the Merger Agreement, the Company completed its acquisition of Vivint, pursuant to which Merger Sub merged with and into Vivint, with Vivint surviving the Merger as a wholly-owned subsidiary of the Company.

Subject to the terms and conditions set forth in the Merger Agreement, each share of Vivint common stock, par value $0.01 per share (“Vivint Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (other than shares held by Vivint (including shares held in treasury), the Company or any of their respective wholly-owned subsidiaries and shares owned by stockholders who properly made and did not withdraw or lose a demand for appraisal rights) was converted automatically into the right to receive $12.00 in cash, without interest.

A total of approximately $2.6 billion in cash will be paid to holders of Vivint Common Stock as consideration for the Merger. On March 9, 2023, the Company closed its Notes and Series A Preferred Stock offerings. The Company will use the net proceeds from the offerings of the Notes and the Series A Preferred Stock, together with proceeds from borrowings under the Company’s receivables facility, revolving credit facility and cash on hand, to fund the aggregate consideration payable in the Merger and to pay fees and expenses relating to the Merger.

The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 6, 2022 and is incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report are also responsive to this Item 2.03 and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures under Item 1.01 of this Current Report are also responsive to this Item 3.02 and are incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosures under Item 1.01 of this Current Report are also responsive to this Item 3.03 and are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures under Item 1.01 of this Current Report are also responsive to this Item 5.03 and are incorporated herein by reference.

Item 8.01.	Other Events.

On March 10, 2023, the Company issued a press release announcing consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The information required by this item was previously reported in the Form 8-K (File No. 001-5891) of the Company filed with the SEC on March 1, 2023 (the “Form 8-K”) and, accordingly, is not required to be filed herewith pursuant to General Instruction B.3 of Form 8-K.

(b) Pro Forma Financial Information

The information required by this item was previously reported in the Form 8-K and, accordingly, is not required to be filed herewith pursuant to General Instruction B.3 of Form 8-K.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of December 6, 2022, by and among NRG Energy, Inc., Jetson Merger Sub, Inc. and Vivint Smart Home, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2022, File No. 001-15891)

3.1	Series A Preferred Stock Certificate of Designation filed with the Secretary of State of the State of Delaware on March 9, 2023.

4.1	Indenture, dated December 2, 2020, between NRG Energy, Inc. and Deutsche Bank Trust Company Americas, as trustee, pertaining to the Secured Notes (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 4, 2020, File No. 001-15891)

4.2	Supplemental Indenture, dated March 9, 2023, among NRG Energy, Inc., the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, pertaining to the Notes.

4.3	Form of 7.000% Senior Secured First Lien Notes due 2033 (incorporated by reference to Exhibit 4.2 filed herewith)

99.1	Press Release dated March 10, 2023

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG ENERGY, INC.

By:	/s/ Christine A. Zoino
Name: Christine A. Zoino
Title: Corporate Secretary

Date: March 10, 2023